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                                                                    Exhibit 5.1
             [LETTERHEAD OF DOW, LOHNES & ALBERTSON APPEARS HERE]

May 22, 1996


Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319

    Re:  Registration Statement on Form S-3 for
         14,000,000 Shares of Class A Common Stock
         of Cox Communications, Inc.
         ----------------------------------------

Ladies and Gentlemen:

  We have acted as special counsel for Cox Communications, Inc., a Delaware corporation ("Cox"), in connection with the preparation of the subject registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 14,000,000 shares of the Class A Common Stock, $1.00 par value per share, of Cox (the "Class A Common Stock"), to be sold in the manner described in the Registration Statement.

  In preparing this opinion, we have examined and reviewed such documents and made such investigations of law as we have considered necessary or appropriate to render the opinions expressed below. We have only reviewed (a) the Registration Statement; (b) Cox's Amended Certificate of Incorporation and By-laws; and (c) such other documents, corporate records, certificates of public officials, certificates of officers of the Company and other instruments relating to the authorization and issuance of the Class A Common Stock as we deemed relevant or necessary for opinions herein expressed.

  With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and
(ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we


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Cox Communications, Inc.
May 22, 1996
Page 2


assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

  Our opinion is limited to matters of law of the District of Columbia, the General Corporation Law of the State of Delaware, and the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

  Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the 14,000,000 shares of Class A Common Stock, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

  We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                         DOW, LOHNES & ALBERTSON

                                         By:  /s/  Stuart A. Sheldon
                                             -------------------------
                                             Stuart A. Sheldon
                                             Member